Exhibit 99.1

International Rectifier Updates Fourth Quarter Fiscal Year 2010 Revenue Guidance

EL SEGUNDO, Calif.—(BUSINESS WIRE)—June 9, 2010— International Rectifier Corporation (NYSE:IRF) today announced that revenue for the fourth quarter fiscal year 2010, ending June 27, 2010, is tracking at the high end of its previous guidance range.  Previous guidance given on April 29, 2010 was for revenue to range between $255 million and $260 million.

International Rectifier President and Chief Executive Officer Oleg Khaykin stated: “For the June quarter, we continue to experience strong revenue growth driven by increasing end-market demand.  Our design win activity remains robust as we look to continue to gain market share across our business market segments. Although it is too early to provide guidance, initial indications show our September quarter backlog trending higher and our product mix improving compared to the June quarter.”

Tomorrow morning, June 10, International Rectifier will be hosting an analyst day in El Segundo, California.  Presentations will take place from 8:00 a.m. to 11:30 a.m. Pacific time. A question and answer session, product demos, and lunch reception will follow.  The event will feature presentations from the Company’s leadership team and will provide an update on the following items:

•                  Business prospects and outlook

•                  Updated financial targets

•                  Business market segment growth drivers

•                  Gallium nitride technology

•                  Capital allocation model

•                  Near-term business trends

The analyst day presentation will be web cast live, and may be accessed via the investor relations section of the International Rectifier website at http://www.investor.irf.com . An archived replay of the presentations will be available shortly following the live presentation and will be available through Friday June 25, 2010. To listen to the archived replay, please go to http://www.investor.irf.com.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate.  These forward-looking statements involve risks, uncertainties and assumptions.  When we use words such as “believe,” “expect,” “anticipate,” “will” or similar expressions, we are making forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give readers any assurance that such expectations will prove correct.  The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, reduced demand arising from a decline or volatility in general market and economic conditions; reduced margins from lower than expected factory utilization and inventory reduction efforts; continued volatility and further deterioration of the capital markets; the effects of longer lead times for certain products on meeting demand and any inability by us to satisfy or to timely satisfy customer demand; unexpected costs or delays in implementing our cost savings programs, including the ability to transfer, consolidate and qualify product lines and unexpected costs in connection with the closure of facilities; the impact of regulatory, investigative and legal actions; increased competition in the highly competitive semiconductor business that could adversely affect the prices of our products; the effects of manufacturing, operational and vendor disruptions; unexpected delays and disruptions in our supply, manufacturing and delivery efforts due to natural disasters; delays in launching new technology products; our ability to maintain current intellectual property licenses and obtain new intellectual property licenses; costs arising from pending and threatened litigation or claims; the material weaknesses in our internal control over financial reporting that we have identified that could impact our ability to report our results of operations and financial condition accurately and in a timely manner and the work remaining to remedy these material weaknesses in our internal control over financial reporting; and other uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.

International Rectifier provides guidance or outlook effective as of the date given. International Rectifier makes no commitment to update or refresh guidance or outlook.

Company contacts:

Investors:

Chris Toth

310.252.7731

Media:

Sian Cummings

310.252.7148